EXHIBIT 10.6

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of this 19th day of November, 2007, by and between General Moly, Inc., a Delaware corporation (the “Company”), and ArcelorMittal S.A. (“Purchaser”).

WHEREAS, the Company desires to issue and sell to Purchaser and Purchaser desires to acquire from the Company 8,256,699 shares (the “Offered Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), constituting upon issuance 10% of the shares of Common Stock outstanding on such date calculated on a fully diluted basis, at a price of $8.50 per share, for the aggregate consideration of $70,181,941.50 (the “Purchase Price”), on the terms and subject to the conditions herein;

WHEREAS, the Company and Purchaser desire to set forth certain matters to which they have agreed relating to the Offered Shares; and

WHEREAS, concurrently with the execution of this Agreement, the Company and Purchaser will enter into a letter of intent with respect to (a) the conclusion of an offtake agreement for the purchase by Purchaser of molybdenum produced at the Mount Hope mine and (b) discussion regarding a potential convertible loan from Purchaser to the Company as financing for development of the Company’s projects in relation to molybdenum extraction, in the form attached hereto as Exhibit A (the “Letter of Intent”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties, intending to be legally bound, agree as follows:

ARTICLE I

ISSUANCE OF SHARES; CLOSING

SECTION 1.1 Purchase and Sale of Offered Shares. On the terms and subject to the conditions of this Agreement and in reliance upon the representations and warranties contained herein, Purchaser agrees to purchase from the Company, and the Company agrees to sell to Purchaser, on the Closing Date (as hereinafter defined), the Offered Shares for the Purchase Price.

SECTION 1.2 Closing. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the completion of the purchase and sale of the Offered Shares (the “Closing”) shall occur at 10:00 a.m. local time at the offices of Kirkpatrick & Lockhart Preston Gates Ellis LLP, Seattle, Washington, on the second business day after the satisfaction or waiver of the conditions set forth in Article VII (other than those that by their terms are to be satisfied or waived at the Closing), or at such other location, date and time as may be mutually agreed upon by the Company and Purchaser. The date of the Closing is referred to herein as the “Closing Date”.

SECTION 1.3 Closing Deliveries by the Company. At the Closing, the Company shall deliver or cause to be delivered to Purchaser:

(a) duly executed certificates evidencing the Offered Shares, registered in the name of Purchaser or an affiliate of Purchaser designated by Purchaser in writing no less than three business days prior to Closing;

(b) a receipt for the Purchase Price; and

(c) the documents, instruments and writings required to be delivered by the Company pursuant to Section 7.02.

SECTION 1.4 Closing Deliveries by Purchaser. At the Closing, Purchaser shall deliver or cause to be delivered to the Company:

(a) the Purchase Price by wire transfer in immediately available funds to an account specified by the Company in writing no less than three business days prior to the Closing; and

(b) the documents, instruments and writings required to be delivered by Purchaser pursuant to Section 7.03.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Purchaser as follows:

SECTION 2.1 Organization and Standing. Each of the Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted (and, to the extent described therein, as described in the SEC Reports (as defined in Section 2.5)). Each of the Company and each of its subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of its businesses makes such qualification necessary, except where any failure to so qualify or be in good standing, individually or in the aggregate, would not have a material adverse effect on the business, assets, operations, properties or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or on the Company’s ability to consummate the transactions contemplated by this Agreement (a “Material Adverse Effect”).

SECTION 2.2 Capitalization. The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”). As of November 15, 2007, (i) 56,986,882 shares of Common Stock are issued and outstanding and (ii) no shares of Common Stock are held in the treasury of the Company or by any subsidiary of the Company. As of November 15, 2007, 4,622,500 shares of Common Stock are issuable (and such number is reserved for issuance) upon exercise of outstanding stock options granted pursuant to the Idaho General Mines, Inc. 2006 Equity Incentive Plan and the Idaho General Mines, Inc. 2003 Stock Option Plan (collectively, the “Plans”) and outside of the Plans, and 12,700,907 shares of Common Stock are issuable upon exercise of outstanding warrants (including a warrant to purchase 1,000,000 shares that the Company intends to issue to Coghill Management in connection with the Closing under this agreement (the “CCM Warrant”) to purchase Common Stock (the “Warrants”). Since November 15, 2007, the Company has not issued any shares of its capital stock, or securities convertible into or exchangeable or exercisable for such capital stock, other than those shares of capital stock reserved for issuance as set forth in this Section 2.2. As of the date hereof, no shares of Preferred Stock are issued and outstanding. The Company has no stock option, incentive or similar plan other than the Plans. All of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued, and are fully paid and nonassessable. The Offered Shares have been duly and validly authorized and when issued, sold and delivered by the Company in accordance with this Agreement, shall be validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 2.2 or the SEC Reports, there are no outstanding options, warrants, conversion rights, subscription rights, preemptive rights, rights of first refusal or other rights or agreements of any nature outstanding to subscribe for or to purchase any shares of Common Stock of the Company or any other securities of the Company of any kind binding on the Company. The issuance by the Company of the Offered Shares is not subject to any preemptive rights, rights of first refusal or other similar limitation or any other claim, lien, charge, encumbrance or security interest applicable to the assets of the Company. There are no restrictions upon the voting or transfer of any shares of Common Stock pursuant to the Company’s certificate of incorporation or bylaws. Except as provided herein or the SEC Reports, there are no agreements or other obligations (contingent or otherwise) that may require the Company to repurchase or otherwise acquire any shares of its Common Stock.

SECTION 2.3 Authorization; Enforceability. The Company has the corporate power and authority to execute, deliver and perform this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance by it of, and the consummation of the transactions contemplated by, this Agreement. No other corporate proceeding on the part of the Company is necessary, and no consent of any shareholder of the Company is required, for the valid execution and delivery by the Company of this Agreement, and the performance and consummation by the Company of the transactions contemplated by this Agreement to be performed by the Company. The Company has duly executed and delivered this Agreement. Assuming the due execution and delivery of this Agreement by Purchaser, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

SECTION 2.4 No Violation; Consents.

(a) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby to be performed by the Company do not and will not (i) assuming that all consents, approvals, authorizations and other actions described in subsection (b) have been obtained and all filings and obligations described in subsection (b) have been made, conflict with, violate or contravene the applicable provisions of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or any federal or state government or political subdivision thereof and any agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (a “Governmental Authority”) to or by which the Company or any of its subsidiaries or any of its or their respective properties or assets is bound, (ii) violate, result in a breach of or constitute (with due notice or lapse of time or both) a default or give rise to an event of acceleration under, or give to others any right of termination, amendment, or cancellation of, or give to others a right to require any payment to be made under, any contract, lease, license, permit, loan or credit agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which it or any of its subsidiaries is bound or to which any of their respective properties or assets is subject, nor result in the creation or imposition of any lien, security interest, charge or encumbrance of any kind upon any of the properties, assets or capital stock of the Company or any of its subsidiaries, or (iii) conflict with or violate any provision of the organizational and other governing documents of the Company or any of its subsidiaries.

(b) Subject to the accuracy of Purchaser’s representations and warranties herein, no consent, approval, authorization or order of, or filing or registration with, any court or Governmental Authority or other person is required to be obtained or made by the Company for the execution, delivery and performance of this Agreement or the consummation of any of the transactions contemplated hereby except for (i) the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and (ii) any filings required to be made under the rules and regulations of the American Stock Exchange (“AMEX”).

SECTION 2.5 SEC Reports; Financial Condition; No Adverse Changes.

(a) The audited and unaudited financial statements of the Company and the related notes thereto contained in the SEC Reports (the “Financial Statements”) present fairly the financial position, results of operations and cash flows of the Company and its subsidiaries at such date and for the periods set forth therein. The Financial Statements, including the related schedules and notes thereto, have been prepared in accordance with generally accepted accounting principles in the United States as in effect on the date of filing of such documents with the SEC, applied on a consistent basis unless otherwise expressly stated therein except for changes concurred in by the Company’s independent public auditors. Except as disclosed in (i) the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006, as amended (the “10-KSB”), and (ii) the other reports on Form 10-QSB, as amended, and Form 8-K filed by the Company with the Securities and Exchange Commission (“SEC”) since December 31, 2006 (collectively, the documents in (i) and (ii) above are referred to as the “SEC Reports”), during the period from December 31, 2006 to and including the date hereof, there has been no sale, transfer or other disposition by the Company of any material part of the business, property or securities of the Company (other than the grant of options and warrants and shares of Common Stock issued upon the exercise of outstanding options and warrants) and no purchase or other acquisition of any business, property or securities by the Company material in relation to the financial condition of the Company.

(b) Except and to the extent set forth on the balance sheet of the Company and its subsidiaries as at September 30, 2007 included in the Company Form 10-QSB for the quarterly period ended September 30, 2007, neither the Company nor any of its subsidiaries has any liability or obligation of any nature, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice since September 30, 2007 that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) Since December 31, 2006, there has not been any development or event, or any action of any Governmental Authority, that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

SECTION 2.6 Securities Laws. All notices, filings, registrations, or qualifications under state securities or “blue sky” laws, which are required in connection with the offer, issuance, sale and delivery of the Offered Shares pursuant to this Agreement, have been, or will be, completed by the Company.

SECTION 2.7 No Default. The Company is not, and, immediately after the consummation of the transactions contemplated hereby to be performed by the Company, the Company will not be, in default of (whether upon the passage of time, the giving of notice or both), any term of its charter document or its bylaws or any provision of any security issued by the Company, or of any agreement, instrument or other undertaking to which the Company is a party or by which it or any of its properties or assets is bound, or the applicable provisions of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or Governmental Authority to or by which the Company or any of its properties or assets is bound, which default, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 2.8 Intellectual Property. The Company and its subsidiaries have all licenses, copyrights and trademarks that are needed to conduct the business of the Company and its subsidiaries as it is now being conducted (the “Intellectual Property Rights”). To the Company’s knowledge, the Intellectual Property Rights that the Company (and/or its subsidiaries) owns are valid and enforceable. To the Company’s knowledge, the use of such Intellectual Property Rights by the Company (and/or its subsidiaries) does not infringe upon or conflict with any right of any third party, and neither the Company nor any of its subsidiaries has received notice, written or otherwise, of any such infringement or conflict other than with respect to alleged infringements or conflicts that, individually or in the aggregate, if determined adversely to the Company would not have a Material Adverse Effect. The Company has no knowledge of any infringement of its Intellectual Property Rights by any third party.

SECTION 2.9 No Litigation. Except as disclosed in the SEC Reports, no litigation, proceeding, other action or claim (including those for unpaid taxes), or environmental proceeding against the Company or any of its subsidiaries is pending, or, to the Company’s knowledge, threatened or contemplated, that, if determined adversely, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

SECTION 2.10 Permits. Except as disclosed in the SEC Reports, the Company and each of its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”), and all such Company Permits are valid, and in full force and effect, and there is no action pending or, to the knowledge of the Company, threatened, regarding suspension or cancellation of any of the Company Permits except for such Company Permits the failure to possess which, or the cancellation or suspension of which, would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company, neither the Company nor any of its subsidiaries is in material conflict with, or in material default or material violation of, any of the Company Permits.

SECTION 2.11 Subsidiaries. As of the date hereof, the Company has no subsidiaries other than those set forth in the SEC Reports.

SECTION 2.12 Related Party Transactions. Except as disclosed in the SEC Reports and for such transactions for which disclosure pursuant to Regulation S-B would not be required in an SEC Report, none of the officers, directors, employees or 5% or greater shareholders of the Company is presently a party to any transaction with the Company or any of its subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or the advances of money or otherwise requiring payments to or from any such officer, director, employee or shareholder or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, employee or shareholder has a substantial interest or is an officer, director, trustee or partner.

SECTION 2.13 Disclosure. The representations and warranties of the Company in this Agreement and the statements contained in the SEC Reports, except as modified by subsequent reports filed by the Company with the SEC prior to the date hereof, and the schedules, certificates and exhibits furnished to Purchaser by or on behalf of the Company in connection herewith did not and do not contain any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which such statements were made. The SEC Reports contain all material information concerning the Company required to be set forth therein, and no event or circumstance has occurred or exists since December 31, 2006, that would require the Company to disclose such event or circumstance in order to make the statements in the SEC Reports not materially misleading as of the date of the Closing that has not been so disclosed except for disclosure of the transactions contemplated hereby. The Company hereby acknowledges that Purchaser is and will be relying on the SEC Reports and the Company’s representations, warranties and covenants contained herein in making an investment decision with respect to the Offered Shares.

SECTION 2.14 Securities Compliance. The Common Stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and listed on AMEX. The Company is in material compliance with all AMEX requirements, and the Company has not been contacted by AMEX, either orally or in writing, concerning any violations or any potential removal of the Common Stock from AMEX.

SECTION 2.15 Environmental Matters. The Company and each of its subsidiaries is in compliance in all material respects with all applicable state and federal environmental laws, and the Company is not aware of any event or condition that exists or has occurred that is reasonably likely to interfere in any material respect with the compliance by the Company or any of its subsidiaries with any environmental law or that may give rise to any liability under any environmental law that, individually or in the aggregate, would have a Material Adverse Effect.

SECTION 2.16 Tax Returns. The Company and its subsidiaries have timely filed or caused to be filed all Federal tax returns and all material state and local tax returns required to have been filed by it, each of such returns are true, correct and complete in all material respects and all taxes required to be paid with respect to such returns or otherwise have been paid, except any such tax, the validity or amount of which is being contested in good faith by appropriate proceedings and as to which the Company has set aside on its books adequate reserves with respect thereto in accordance with generally accepted accounting principles. Neither the Company nor any of its subsidiaries has received any tax assessment, notice of audit, notice of proposed adjustment or deficiency notice from any taxing authority, and to the knowledge of the Company and its subsidiaries, no basis exists for any such tax assessment, adjustment or deficiency notice.

SECTION 2.17 Section 203 of the DGCL. The Board of Directors of the Company has taken all actions necessary or advisable to ensure that Section 203 of the General Corporation Law of the State of Delaware does not apply to any of the transactions contemplated by this Agreement (including the purchase of the Offered Shares hereunder) and the Letter of Intent.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER

Purchaser hereby acknowledges, represents, warrants and agrees as follows:

SECTION 3.1 Authorization; Enforceability; No Violations.

(a) Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction, has all requisite power and authority to execute, deliver and perform the terms and provisions of this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and to consummate the transactions contemplated hereby to be performed by it.

(b) The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby to be performed by it do not and will not violate any provision of (i) Purchaser’s organizational documents, or (ii) any law, statute, rule, regulation, order, writ, injunction, judgment or decree to which Purchaser is subject. Purchaser has duly executed and delivered this Agreement. Assuming the due execution and delivery hereof by the Company, this Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

SECTION 3.2 Securities Act Representations; Legends.

(a) Purchaser understands and agrees that: (i) the offering and sale of the Offered Shares to be issued and sold hereunder is intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”); (ii) the initial offer and sale of the Offered Shares issuable hereunder have not been registered under the Securities Act or any other applicable securities laws and such securities may be transferred or otherwise resold in accordance with the provisions of Regulation S under the Securities Act (as applicable), pursuant to an effective registration statement under the Securities Act and any other applicable securities laws or if an exemption from such registration requirements is available; and (iii) the Company is required to register any resale of the Offered Shares under the Securities Act and any other applicable securities laws only to the extent provided in this Agreement.

(b) Purchaser represents that the Offered Shares to be acquired by Purchaser pursuant to this Agreement are being acquired for its own account and not with a view to, or for sale in connection with, any distribution thereof or in violation of the Securities Act or any other securities laws that may be applicable.

(c) Purchaser represents that, prior to the consummation of the transactions contemplated by this Agreement, it is not an affiliate (as such term is defined in Rule 405 under the Securities Act) of the Company.

(d) Purchaser acknowledges that no oral or written statements or representations have been made to Purchaser by or on behalf of the Company in connection with the offering and sale of the Offered Shares hereunder other than those set forth in the SEC Reports or as set forth herein, and Purchaser represents that it is not subscribing for the Offered Shares as a result of, or in response to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting.

(e) Purchaser has been furnished with such materials relating to the business, finances and operations of the Company and the offer and sale of the Offered Shares which have been requested by Purchaser. Purchaser has had the opportunity to read the SEC Reports and has been afforded the opportunity to ask questions of the Company and has received satisfactory answers to all questions asked. Purchaser understands that its investment in the Offered Shares is speculative and involves a high degree of risk. Purchaser acknowledges that it has carefully evaluated the merits and risks of such an investment, including the risk factors set forth in the SEC Reports.

(f) Purchaser hereby covenants with the Company not to make any sale or other transfer of the Offered Shares without complying with the provisions of this Agreement, and Purchaser acknowledges that the certificates evidencing the Offered Shares will be imprinted with substantially the following legend that prohibits their transfer except in accordance therewith: THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF (I) SUCH REGISTRATION OR (II) AN EXEMPTION THEREFROM AND, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED OR (III) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT. Purchaser acknowledges and agrees that the Offered Shares are only transferable on the books of the Company in accordance with, and that the Company will refuse to register any transfer of the Offered Shares not made in accordance with, the restrictions set forth in the foregoing legend. Purchaser further covenants to notify the Company promptly of the sale of all of the Offered Shares. The foregoing legend will be removed from the certificates representing any Offered Shares, at the request of the holder thereof, at such time as they become the subject of an effective resale registration statement or of sales pursuant to Rule 144(k) of the Securities Act; provided, that Purchaser consents to the entry by the Company of stop transfer instructions with the Company’s transfer agent during any period under which a Suspension Notice (as defined in Section 4.4) shall be in effect.

(g) Purchaser is (i) an “accredited investor” within the meaning of Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

(h) Purchaser, either alone or with the assistance of its professional advisors, is a sophisticated investor and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Offered Shares and of making an informed investment decision and understands and has fully considered for purposes of this investment the risk of loss of all monies invested herein.

(i) Purchaser (i) understands that there is presently no active public market for the Offered Shares and that an active and liquid trading market may not develop, which may have a material adverse impact on the price of the Offered Shares and Purchaser’s ability to dispose of the Offered Shares in a timely manner or at all, and (ii) is able (A) to bear the economic risk of its investment, (B) to hold the Offered Shares for an indefinite period of time and (C) to afford a complete loss of this investment.

SECTION 3.3 Investment Decision by Purchaser. Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Offered Shares constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Offered Shares.

ARTICLE IV

REGISTRATION RIGHTS

SECTION 4.1 Demand Registration Rights. In the event the Company receives from Purchaser on one or more occasions a written request that the Company file a registration statement with the SEC to effect the registration of the Registrable Securities (as defined below) under the Securities Act, (such registration statement and the prospectus included therein being referred to as the “Registration Statement”) for a public offering of shares of Common Stock of the Company then beneficially owned (as such term is defined under Rule 13d-3 of the Exchange Act) by Purchaser or issuable to Purchaser or any of its affiliates upon exercise of any option, warrant or other security convertible into or exercisable for Common Stock of the Company (the “Registrable Securities”) the aggregate price of which would exceed One Million Dollars ($1,000,000), the Company shall use commercially reasonable efforts to cause such Registrable Securities to be registered on a Registration Statement and to cause such Registrable Securities to be qualified in such jurisdictions as Purchaser may reasonably request, in each case within thirty (30) days after receipt by the Company of any such written request. Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 4.1:

(a)
During the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on the date ninety (90) days immediately following the first effective date of, any registration statement pertaining to an offering by the Company of securities for cash (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; and provided further that nothing in this paragraph (a) shall affect or hinder Purchaser’s right to cause the Company to include Registrable Securities as part of the registration of any such Company offering, as provided in Section 4.3(b);

(b)
For the first twelve months after the Closing Date, provided that nothing in this paragraph (b) shall affect or hinder Purchaser’s right to cause the Company to include Registrable Securities as part of the registration of any Company offering, as provided in Section 4.3(b);

(c)
If, during the previous twelve (12) months, the Company has effected two (2) Registration Statements pursuant to this Section 4.1; provided that amendments or supplements to, and documents or reports incorporated by reference in, a Registration Statement are deemed to be part of the same Registration Statement; or

(d)
If the Company shall furnish to Purchaser a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors and after consultation with counsel, it would be seriously detrimental to the Company or its stockholders for a Registration Statement to be filed in the near future, in which case the Company’s obligation to use its commercially reasonable efforts to file a Registration Statement shall be deferred for a period not to exceed ninety (90) days from the receipt of the request to file such registration by such Purchaser or Purchaser, provided that the Company may not exercise this deferral right more than once per twelve (12) month period.

If the Registration Statement relates to an underwritten public offering and the underwriter of such proposed offering advises the Company and Purchaser that, in its opinion, the number of securities requested to be included in the Registration Statement (including securities to by sold by the Company or any other security holder) exceeds the number which can be sold in such offering within an acceptable price range, then the Company shall include in such Registration Statement first the Registrable Securities the Purchaser proposes to register, and second any securities the Company or any other security holder proposes to register.

SECTION 4.2 Company Obligations. In connection with the Registration Statement, the Company shall:

(a)
prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement, and such documents and reports to be incorporated by reference into the Registration Statement, as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the Registrable Securities;

(b)
furnish such number of Registration Statements and prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as Purchaser may from time to time reasonably request;

(c)	furnish to Purchaser copies of any comments that the SEC provides in writing to the Company pertaining to a Registration Statement, and any responses thereto from the Company to the SEC;

(d)	promptly provide notice to Purchaser when a Registration Statement or any post-effective amendment thereto the same has become effective;

(e)
use its commercially reasonable efforts to qualify the Registrable Securities for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as Purchaser reasonably requests;

(f)
use its commercially reasonable efforts to cause all such Registrable Securities to be listed on The American Stock Exchange or any other applicable securities exchange or quoted on each inter-dealer quotation system on which the Company’s common stock is then listed or quoted;

(g)
pay all expenses incurred in connection with such registration, including but not limited to, registration and filing fees with the SEC, fees and expenses of compliance with securities or blue sky laws and fees and expenses incurred in connection with the listing or quotation of the Registrable Securities; and

(h)
enter into customary agreements (including without limitation underwriting agreements in customary form) if requested by Purchaser, including such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements generally with respect to secondary distributions, including without limitation customary lock up provisions, indemnification and contribution provisions in favor of the underwriters and customary agreements as to the provision of opinions of counsel and accountants’ letters.

SECTION 4.3 Registration Statement Effectiveness.

(a) The Company shall use commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after filing thereof with the SEC (the date the SEC declares the Registration Statement effective, the “Effective Date”). The Company shall use commercially reasonable efforts to cause the Registration Statement to continue to be effective until the earlier to occur of (A) six (6) months after the Effective Date and (B) the date that Purchaser has either disposed of or has had the ability to dispose of all Registrable Securities within a single three month period pursuant to Rule 144 of the Securities Act (“Effective Period”), and, during such period, to cause the Registration Statement and the prospectus contained therein to be updated as reasonably deemed necessary by the Company or required by the Securities Act or the Exchange Act to enable Purchaser to resell the Registrable Securities.

(b) If at any time during the period commencing twelve months after the Closing Date and ending on the termination of the Company’s obligations under this Article IV there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to Purchaser a written notice of such determination and, if within five (5) business days after the date of such notice, Purchaser shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities Purchaser requests to be registered; provided, however, that, the Company shall not be required to register any Registrable Securities pursuant to this Section 4.3 that are then eligible for resale pursuant to Rule 144(k) promulgated under the Securities Act or that are the subject of a then effective Registration Statement; provided further, that it shall be a condition to the inclusion of such Registrable Securities on such registration statement that Purchaser agrees to the same terms and conditions regarding method of sale applicable to the securities otherwise being sold through such registration.

(c) Promptly upon any registration statement filed pursuant to this Section 4.3 being declared effective by the SEC, the Company will file a related form of final prospectus pursuant to Rule 424(b) promulgated under the Securities Act.

(d) Purchaser agrees to indemnify (to the fullest extent permitted by applicable law) the Company, its officers and directors, each underwriter and selling broker, if any, and each person, if any, who controls the Company (within the meaning of the Securities Act), against liability, losses, claims, damages, actions or expenses (including, in each case, under the Securities Act or the Exchange Act) arising by reason of any statement contained in a registration statement (including, without limitation, any Registration Statement), or any amendment or supplement thereto, that Purchaser provided to the Company in writing explicitly for use in such registration statement, being actually or allegedly false or misleading or actually or allegedly omitting to state a material fact necessary to be stated in order that the statements made in such registration statement, in the circumstances in which they are made, not be misleading; provided that in no event will the aggregate amount Purchaser is required to pay pursuant to such indemnification obligations exceed the greater of the aggregate purchase price paid by Purchaser hereunder and the amount of the net proceeds received by Purchaser upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company hereby agrees to indemnify (to the fullest extent permitted by applicable law) Purchaser, its officers and directors, each underwriter and selling broker, if any, and each person, if any, who controls Purchaser (within the meaning of Securities Act) against liability, losses, claims, damages, actions or expenses (including, in each case, under the Securities Act or the Exchange Act) arising by reason of (i) any statement (other than a statement provided by Purchaser as described above) in or incorporated by reference in a registration statement (including, without limitation, any Registration Statement), or any amendment or supplement thereto, being actually or allegedly false or misleading or actually or allegedly omitting to state a material fact necessary to be stated in order that the statements made in or incorporated by reference in such registration statement, in the circumstances in which they are made, not be misleading, (ii) any actual or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws in connection with a registration statement, or (iii) any breach of any representation, warranty or covenant made by the Company in this Agreement.

(e) To the extent a claim for indemnification under this Section 4.3 is unavailable (by reason of public policy or otherwise) or insufficient to hold harmless an indemnified party in respect of any losses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, was taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any losses shall be deemed to include, subject to the limitations set forth herein, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for herein was available to such party in accordance with its terms.

(f) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof, including, without limitation, the provisions of this Section 4.3, and are fully informed regarding said provisions.

SECTION 4.4 Suspension. Upon receipt of a notice (a “Suspension Notice”) from the Company, after consultation with counsel, of the happening of any event that makes any statement made in the Registration Statement or related prospectus untrue or which requires the making of any changes in such Registration Statement or prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, Purchaser agrees that it shall forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until Purchaser’s receipt of the copies of the supplemented or amended prospectus (which the Company shall use commercially reasonable efforts to prepare and distribute promptly) or until it is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus. Notwithstanding anything to the contrary in this Agreement, upon the delivery of a Suspension Notice the Company may delay the filing of any required amendment or supplement to the Registration Statement if: (a) in the good faith and reasonable judgment of the Board of Directors of the Company, after consultation with counsel, disclosure of such amended information could be seriously detrimental to the Company, and the Board of Directors of the Company concludes, as a result, that it is in the best interest of the Company to defer the filing of such amendment or supplement at such time, and (b) the Company furnishes to Purchaser a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it could be seriously detrimental to the Company for such amendment or supplement to be filed at such time and that it is, therefore, in the best interest of the Company to defer the filing of such amendment or supplement to the Registration Statement; provided, however, that (i) the Company shall have the right to defer such filing for a period of not more than 30 days, (ii) the Company shall not defer its obligation in this manner more than two times and (iii) the Effective Period shall be extended for the amount of time that the Registration Statement is unavailable due to such a deferral. The Company shall be permitted to enter stop transfer instructions with the Company’s transfer agent with respect to the Registrable Securities during any period under which a Suspension Notice shall be in effect.

SECTION 4.5 Termination of Obligations. The obligations of the Company under this Article IV shall terminate the later of (i) three (3) years after the Closing Date or (ii) when Purchaser is no longer an “affiliate” of the Company within the meaning of Rule 144 of the Securities Act.

SECTION 4.6 Current Public Information. As long as Purchaser owns any Registrable Securities that are not otherwise eligible for sale as contemplated by Rule 144(k) under the Securities Act, the Company shall use commercially reasonable efforts to file all required reports with the SEC, or otherwise make available “adequate current public information” about itself, within the meaning of Rule 144(c) under the Securities Act, to potentially make available to Purchaser the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities without registration. Notwithstanding the foregoing, to the extent that a holder of Registrable Securities may dispose of such Registrable Securities pursuant to a Registration Statement, the Company shall not be liable to any such holder for any breach of the provisions of this Section 4.6.

ARTICLE V

CONDUCT OF BUSINESS PENDING THE CLOSING

SECTION 5.1 Conduct of Business by the Company Pending the Closing. The Company agrees that, between the date of this Agreement and the Closing, except as contemplated by any other provision of this Agreement, except as provided below, the business of the Company and its subsidiaries shall be conducted in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice. Without limiting the generality of the foregoing, except as contemplated by this Agreement, neither the Company nor any of its subsidiaries shall, between the date of this Agreement and the Closing, directly or indirectly, do, or propose to do, any of the following without the prior written consent of Purchaser:

(a) amend or otherwise change its certificate of incorporation or bylaws;

(b) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of any class of capital stock or other equity interests in or of the Company or any of its subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock or other equity interests, or any other ownership interest (including any phantom interest or other interest represented by contract), of the Company or any of its subsidiaries (except for the issuance of the CCM Warrant and the issuance of shares of Common Stock issuable pursuant to the terms of the Plans, as in effect as of the date of this Agreement, or the exercise of outstanding Warrants);

(c) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock or other equity interests;

(d) announce an intention, enter into any agreement or otherwise make a commitment, to do any of the foregoing.

ARTICLE VI

ADDITIONAL AGREEMENTS

SECTION 6.1 Use of Proceeds. The Company covenants and agrees that all of the proceeds from the issuance of the Offered Shares hereunder shall be used to finance the development of the Company’s projects in relation to molybdenum extraction.

SECTION 6.2 Rights to Maintain Percentage Interest.

(a) In the event that the Company issues any shares of capital stock of the Company, whether now authorized or not (“New Securities”), Purchaser shall have the right to purchase, in accordance with paragraph (c) below, such number of additional New Securities as necessary to ensure that Purchaser maintains the same percentage ownership of shares of capital stock of the Company outstanding both immediately before and immediately after the completion of the issuance of New Securities. Notwithstanding the foregoing, in no event shall Purchaser be entitled to purchase pursuant to this Section 6.2(a) additional New Securities that would result in Purchaser owning more than 10% of the outstanding shares of capital stock of the Company (on a fully diluted basis) immediately after the completion of the issuance of New Securities.

(b) Notwithstanding the foregoing, the term “New Securities” does not include (i) securities of the Company issued to its employees, consultants, officers or directors of the Company or any of its subsidiaries, or which have been reserved for issuance, pursuant to any employee stock option, stock purchase, stock bonus plan, or other similar stock agreement or arrangement approved by the Company’s Board of Directors, (ii) securities of the Company issued in connection with any stock split, stock dividend or recapitalization of the Company, (iii) securities of the Company issued upon the conversion or exchange of convertible or exchangeable securities of the Company that are outstanding as of the date hereof or (iv) securities of the Company issued in connection with a transaction of the type described in Rule 145 under the Securities Act.

(c) In the event that the Company issues or proposes to issue New Securities, it shall give written notice (a “Notice of Issuance”) to Purchaser within ten days of such issuance, describing all material terms of the New Securities, the price and all material terms upon which the Company has issued or proposes to issue such New Securities. Purchaser shall have 20 days from the date of receipt of the Notice of Issuance to agree to purchase all or a portion of its pro rata share of New Securities (as determined pursuant to paragraph (a) above) for the same consideration, if such consideration shall consist solely of cash, or for cash, cash equivalents or marketable securities having an equivalent value to the consideration payable by the person to whom the Company proposes to issue such New Securities at the time of payment, and otherwise upon the terms specified in the Notice of Issuance by giving written notice to the Company, and stating therein the quantity of New Securities that Purchaser is electing to purchase.

(d) The Company shall select a date not later than 20 days (or longer if required by law) after the expiration of the 20-day notice period referenced in Section 6.2(c) for the closing of the purchase and sale of the New Securities.

SECTION 6.3 Additional Rights.

(a) Notwithstanding anything in this Agreement to the contrary, in the event that the company issues shares of capital stock of the Company (or securities convertible into or exercisable or exchangeable for shares of capital stock of the Company (“Convertible Securities”)) representing a minority investment position (beneficial ownership of less than 50% of the Company’s capital stock) to any strategic investor (being any entity that is engaged in the mining, steel or oil and gas industry) such that the number of shares of capital stock of the Company beneficially owned by such investor after such issuance will exceed the number of shares of capital stock then beneficially owned by Purchaser, Purchaser will have the right to purchase, in accordance with Section 6.2(c) above (mutatis mutandis), such number of additional shares of capital stock of the Company (or Convertible Securities) as necessary to ensure that Purchaser maintains at least the same level of beneficial ownership of shares of capital stock of the Company as such investor.

(b) The Company agrees that the written approval of Purchaser shall be required prior to the issuance of any shares of capital stock of the Company or any of its subsidiaries (or securities convertible into or exercisable or exchangeable for shares of capital stock of the Company or any of its subsidiaries) at a price less than the market value of such stock or securities (in the case of securities of the Company) or book value of such stock or securities (in the case of any subsidiary of the Company), other than in the case of an underwritten public offering or brokered placement of such stock or securities to more than 5 unaffiliated institutional investors.

SECTION 6.4 Notice of Certain Events. The Company shall promptly notify Purchaser if the Company determines to seek investment by a third party in the mining assets of the Company or if the Company receives any credible and significant proposal that the Company intends to pursue relating to the investment by a third party in the mining assets of the Company (such notice in each case to specify the material terms and conditions of such proposed investment and the identity of such third party). Purchaser agrees to treat such information as Confidential Information under the Investor Nondisclosure Agreement dated October 31, 2007 between Purchaser and the Company.

SECTION 6.5 Termination of Rights and Obligations. The rights of Purchaser and obligations of the Company under this Article VI shall terminate when Purchaser no longer holds at least 5.0% of the outstanding shares of capital stock of the Company.

ARTICLE VII

CONDITIONS

SECTION 7.1 Conditions to the Obligations of Each Party. The obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

(a) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restricting, preventing or prohibiting consummation of the transactions contemplated by this Agreement; and

(b) HSR Act. Any waiting period (or any extension thereof) applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

SECTION 7.2 Conditions to the Obligations of Purchaser. The obligations of Purchaser to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver of the following additional conditions:

(a) Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement that are qualified by materiality or Material Adverse Effect shall be true and correct as of the date hereof and as of the Closing as though made on and as of the Closing (except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date), and all representations and warranties which are not so qualified shall be true and correct in all material respects (except that those representations and warranties which address matters only as of a particular date need only remain true and correct in all material respects as of such date);

(b) Agreements and Covenants. Each of the Company and each of its subsidiaries shall have performed, in all material respects, all obligations and complied with, in all material respects, its agreements and covenants to be performed or complied with by it under this Agreement on or prior to the Closing; and

(c) Officer’s Certificate. The Company shall have delivered to Purchaser a certificate, dated the date of the Closing, signed by an officer of the Company, certifying as to the satisfaction of the conditions specified in Sections 7.2(a) and (b).

SECTION 7.3 Conditions to the Obligations of the Company. The obligations of the Company to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver of the following additional conditions:

(a) Representations and Warranties. Each of the representations and warranties of Purchaser contained in this Agreement that are qualified by materiality shall be true and correct as of the date hereof and as of the Closing as though made on and as of the Closing (except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date), and all representations and warranties which are not so qualified shall be true and correct in all material respects (except that those representations and warranties which address matters only as of a particular date need only remain true and correct in all material respects as of such date);

(b) Agreements and Covenants. Purchaser shall have performed, in all material respects, all obligations and complied with, in all material respects, its agreements and covenants to be performed or complied with by it under this Agreement on or prior to the Closing; and

(c) Officer’s Certificate. Purchaser shall have delivered to the Company a certificate, dated the date of the Closing, signed by an officer of Purchaser, certifying as to the satisfaction of the conditions specified in Sections 7.3(a) and (b).

ARTICLE VIII

TERMINATION AND SURVIVAL

SECTION 8.1 Survival. Notwithstanding any examination made by or on behalf of any party hereto, the knowledge of any party or the acceptance by any party of any certificate or opinion, each representation and warranty contained herein shall survive the Closing and shall be fully effective and enforceable for three (3) years after the Closing Date, and each covenant contained herein shall survive the Closing and shall be fully effective and enforceable for the periods set forth therein.

SECTION 8.2 Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing (the date of any such termination, the “Termination Date”):

(a) By mutual written consent of Purchaser and the Company; or

(b) By either Purchaser or the Company if (i) the Closing shall not have occurred on or before March 31, 2008; provided, however, that the right to terminate this Agreement under this Section 8.2(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date or (ii) any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any order, decree, judgment, injunction or ruling which is then in effect and is final and nonappealable and has the effect of making consummation of the transactions contemplated by this Agreement illegal or otherwise preventing or prohibiting consummation of the transactions contemplated by this Agreement.

SECTION 8.3 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.2, this Agreement shall forthwith become void, and there shall be no liability or obligation on the part of any party hereto, except (i) with respect to this Article VIII, which shall survive any such termination and remain in full force and effect and (ii) with respect to any liabilities or damages incurred or suffered by a party as a result of the material breach by the other party of any of its representations, warranties, covenants or other agreements set forth in this Agreement.

ARTICLE IX

MISCELLANEOUS

SECTION 9.1 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party’s address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (a) delivered by hand, (b) made by telecopy or facsimile transmission, (c) sent by overnight courier, or (d) sent by registered mail, return receipt requested, postage prepaid.
If to a Purchaser:	ArcelorMittal S.A.
7th Floor, Berkeley Square House
Berkeley Square
London W1J 6DA
United Kingdom
Attention: Simon Evans
Facsimile: +44 (0) 207 412-0203

With a copy to:	Shearman & Sterling LLP
Broadgate West
9 Appold Street
London EC2A 2AP
United Kingdom
Attention: George Karafotias, Esq.
Facsimile: +44 (0) 207 655-5265

If to the Company:	General Moly, Inc.
1726 Cole Blvd.
Suite 115
Lakewood, CO 80401
Attention: Chief Executive Officer
Facsimile: (303) 928-8598

With a copy to:	Kirkpatrick & Lockhart Preston Gates Ellis LLP
925 Fourth Avenue
Suite 2900
Seattle, WA 98104
Attention: Gary J. Kocher, Esq.
Facsimile: (206) 370-6105

All notices, requests, consents and other communications hereunder shall be deemed to have been given (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above; (ii) if by telecopy or facsimile transmission, on the day that receipt thereof has been acknowledged by electronic confirmation or otherwise; (iii) if sent by overnight courier for next-business day delivery, on the next business day following the day such notice is delivered to the courier service; or (iv) if sent by registered mail, on the 5th business day following the day of mailing.

SECTION 9.2 Entire Agreement. This Agreement, including exhibits or other documents referred to herein or that specifically indicate that they were delivered to Purchaser in connection with this Agreement, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

SECTION 9.3 Amendments. The terms and provisions of the Agreement may be modified, amended or waived, or consent for the departure from such terms and provisions may be granted, only by written consent of the Company and Purchaser. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

SECTION 9.4 Assignment. Purchaser may not assign its rights under this agreement without the express prior written consent of the Company; provided, however, that Purchaser may assign its right, title and interest under this Agreement to one or more of its affiliates without the consent of the Company, but no such assignment shall relieve the assignor of its obligations hereunder.

SECTION 9.5 Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

SECTION 9.6 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

SECTION 9.7 Governing Law. This Agreement and the rights and obligations of the partied hereunder shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed entirely within the State of New York, without giving effect to the conflict of law principles thereof.

SECTION 9.8 Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby.

SECTION 9.9 Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

SECTION 9.10 Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or constructions of any of the terms or provisions hereof.

SECTION 9.11 No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

SECTION 9.12 Fees and Expenses. Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

SECTION 9.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one agreement.

SECTION 9.14 Further Assurances. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the Company and Purchaser will take such further action as the other party may reasonably request, all at the sole cost and expense of the requesting party.

[Signature page follows]

SIGNATURE PAGE - SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the Company and Purchaser have executed this Securities Purchase Agreement as of the day and year first above written.

GENERAL MOLY, INC.

By:	/s/ Bruce D. Hansen
Name: Bruce D. Hansen
Title: Chief Executive Officer

ARCELORMITTAL S.A.

By:	/s/ Sudhir Maheshwari
Sudhir Maheshwari
Executive Vice President Finance and Mergers & Acquisitions Member of the Group Executive Committee